                                                                 EXHIBIT 4.27


                         Gaylord Container Corporation

                                  $200,000,000

                         9 3/8 % Senior Notes due 2007

                                  $250,000,000

                   9 7/8 % Senior Subordinated Notes due 2008

                              PURCHASE AGREEMENT

                                                               February 13, 1998

BT ALEX. BROWN INCORPORATED
DONALDSON, LUFKIN & JENRETTE
  SECURITIES CORPORATION
BEAR, STEARNS & CO. INC.
SALOMON BROTHERS INC
NATIONSBANC MONTGOMERY SECURITIES LLC
c/o BT Alex. Brown Incorporated
       Bankers Trust Plaza
       130 Liberty Street
       New York, New York  10006

Ladies and Gentlemen:

                 Gaylord Container Corporation, a Delaware corporation (the "Company"), hereby confirms its agreement with you (the "Initial Purchasers"), as set forth below.

                 1. The Securities. Subject to the terms and conditions herein contained, the Company proposes to issue and sell to the Initial Purchasers $200,000,000 aggregate principal amount of its 9 3/8 % Senior Notes due 2007, Series A (the "Senior Notes"), and $250,000,000 aggregate principal amount of its 9 7/8 % Senior Subordinated Notes due 2008, Series A (the "Senior Subordinated Notes" and, together with the Senior Notes, the "Notes"). The Senior Notes are to be issued under an indenture (the "Senior Note Indenture") to be dated as of February 23, 1998 by and between the Company and State Street Bank and Trust Company, as trustee (the "Senior Note Trustee"). The Senior Subordinated Notes are to be issued under an indenture (the "Senior Subordinated Note Indenture"; the Senior Note Indenture and Senior Subordinated
Note Indenture, each an "Indenture"
and collectively, the "Indentures") to be dated as of February 23, 1998 by and between the Company and Chase Bank of Texas, National Association, as trustee (the "Senior Subordinated Note Trustee"; the Senior Note Trustee and Senior Subordinated Note Trustee, each a "Trustee" and collectively, the "Trustees").

                 The Notes will be offered and sold to the Initial Purchasers without being registered under the Securities Act of 1933, as amended (the "Act"), in reliance on exemptions therefrom.

                 In connection with the sale of the Notes, the Company has prepared a final offering memorandum dated February 13, 1997 (the "Memorandum") setting forth or including a description of the terms of the Notes, the terms of the offering of the Notes, a description of the Company and any material developments relating to the Company occurring after the date of the most recent historical financial statements included therein.

                 The Initial Purchasers and their direct and indirect transferees of the Senior Notes and the Senior Subordinated Notes will be entitled to the benefits of Registration Rights Agreements, substantially in the form attached hereto as Exhibit A-1 and Exhibit A-2 (the "Registration Rights Agreements"), respectively, pursuant to which the Company has agreed, among other things, to file with the Securities and Exchange Commission (the "Commission") under the circumstances set forth therein (i) a registration statement (the "Registration Statement") under the Act relating to the Company's 9 3/8 % Senior Notes due 2007, Series B, and 9 7/8 % Senior Subordinated Notes due 2008, Series B (collectively, the "Exchange Notes"), to be offered in exchange for the Notes or (ii) a shelf registration statement pursuant to Rule 415 under the Act relating to the resale of the Notes by holders thereof or, if applicable, relating to the resale of debt securities of the Company substantially identical to the Notes (the "Private Exchange Notes") by the Initial Purchasers pursuant to an exchange of the Notes for Private Exchange Notes.

                 2. Representations and Warranties. The Company represents and warrants to and agrees with the Initial Purchasers that:

                 (a) Neither the Memorandum nor any amendment or supplement thereto as of the date thereof and at all times subsequent thereto up to the Closing Date (as defined in

         Section 3 below) contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this Section 2(a) do not apply to statements or omissions made in reliance upon and in conformity with information relating to any of the Initial Purchasers furnished to the Company in writing by such Initial Purchasers expressly for use in the Memorandum or any amendment or supplement thereto.

                 (b) Each of the Company and its subsidiaries has been duly incorporated, is validly existing and is in good standing as a corporation under the laws of its jurisdiction of incorporation, with all requisite corporate power and authority to own its properties and conduct its businesses as now conducted as described in the Memorandum, and is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions where the ownership or leasing of its properties or the conduct of its businesses requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the business, condition (financial or other) or results of operations of the Company and its subsidiaries, taken as a whole (any such event, a "Material Adverse Effect"); as of the Closing Date, the Company will have the authorized, issued and outstanding capitalization set forth in the Memorandum; the outstanding shares of capital stock of the Company and each of its subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable and were not issued in violation of any preemptive or similar rights; and except as disclosed in the Memorandum, all of the outstanding shares of capital stock of each of its subsidiaries are owned free and clear of all liens, encumbrances, equities and claims or restrictions on transferability (other than those imposed by the Act and the securities or "Blue Sky" laws of certain jurisdictions) or voting. The Company does not own, directly or indirectly, any shares of stock or any other equity or long-term debt securities or have any equity interest in any firm, partnership, joint venture or other entity other than interests in its subsidiaries or as described in the Memorandum or as have been acquired in the ordinary course of business in exchange for bad debts and nominal amounts of publicly traded securities, which amounts do not exceed 1/2 of 1% of such class of securities.

                 (c) No holder of securities of the Company will be entitled to have such securities registered under the registration statements required to be filed by the Company pursuant to the Registration Rights Agreements, other than as expressly permitted thereby.

                 (d) The Company has all requisite corporate power and authority to execute, deliver and perform each of its obligations under the Notes, the Exchange Notes and the Private Exchange Notes. The Notes, when issued, will be in the form contemplated by the applicable Indenture. The Notes, the Exchange Notes and the Private Exchange Notes have each been duly authorized by the Company and, when executed by the Company and authenticated by the applicable Trustee in accordance with the provisions of the applicable Indenture and, in the case of the Notes, delivered to and paid for by the Initial Purchasers in accordance with the terms of this Agreement, will be entitled to the benefits of the Indentures and will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought. The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under each Indenture; each of the Indentures has been duly authorized by the Company and, when executed and delivered by the Company (assuming the due authorization, execution and delivery by the applicable Trustee), will constitute a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought.

                 (e) The Company has all requisite corporate power and authority to enter into this Agreement, to issue and deliver the Notes and to consummate the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by the Company. No consent, approval, authorization or order of any court or governmental agency or body is required for the performance of this Agreement or the consummation by the Company of the transactions contemplated hereby, except such as have been obtained and such as may be required under state securities or "Blue Sky" laws in connection with the purchase and resale of the Notes by the Initial Purchasers. None of the Company or any of its subsidiaries is (i) in violation of its certificate of incorporation or bylaws (or similar organizational document), (ii) in violation of any statute, judgment, decree, order, rule or regulation applicable to the Company or any of its subsidiaries, which violation would have a Material Adverse Effect, or
         (iii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, note, lease, license, franchise agreement, permit, certificate, material contract or other agreement or instrument to which the Company or any of its subsidiaries is a party or to which the Company or any of its subsidiaries is subject, which violation or default would have a Material Adverse Effect.

                 (f) The Company has all requisite corporate power and authority to enter into each of the Registration Rights Agreements. Each of Registration Rights Agreements has been duly authorized by the Company and, when executed and delivered by the Company, will constitute a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except that (A) the enforcement thereof may be subject to (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought and (B) any rights to indemnity or contribution thereunder may be limited by federal and state securities laws and public policy considerations.

                 (g) The execution, delivery and performance by the Company of this Agreement, the Indentures and the Registration Rights Agreements and the consummation by the Company of the transactions contemplated hereby and thereby will not conflict with or constitute or result in a breach or violation by the Company of any of (i) the terms or provisions of, or constitute a default by the Company or any of its subsidiaries under, any contract, indenture, mortgage, deed of trust, loan agreement, note, lease, license, franchise agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or to which any of them or their respective properties is subject (each a "Contract" or collectively, the "Contracts"), which conflict, breach, violation or default would have a Material Adverse Effect, (ii) the certificate of incorporation or bylaws (or similar organizational document) of the Company or any of its subsidiaries or (iii) (assuming compliance with all applicable state securities and "Blue Sky" laws and assuming the accuracy of the representations and warranties of the Initial Purchasers in Section 8 hereof) any statute, judgment, decree, order, rule or regulation of any court or governmental agency or other body applicable to the Company or any of its subsidiaries or any of their properties, which conflict, breach, violation or default would have a Material Adverse Effect.

                 (h) The audited consolidated financial statements of the Company and its consolidated subsidiaries included in the Memorandum present fairly in all material respects the consolidated financial position, results of operations and cash flows of the Company and its consolidated subsidiaries at the dates and for the periods to which they relate and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis, except as otherwise stated therein. The unaudited consolidated financial statements and the related notes included in the Memorandum present fairly in all material respects the consolidated financial position, results of operations and cash flows of the Company and its consolidated subsidiaries at the dates and for the periods to which they relate, subject to year-end audit adjustments and the more detailed note requirements for audited statements, and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis, except as otherwise stated therein. To the Company's knowledge, Deloitte & Touche LLP, which has examined certain of such consolidated financial statements and schedules as set forth in its reports included in the Memorandum, is an independent public accounting firm as required by the Act and the rules and regulations promulgated thereunder.

                 (i) The pro forma consolidated financial information (including the notes thereto) included in the Memorandum (A) comply as to form in all material respects with the applicable requirements of Regulation S-X promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and
         (B) have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements. The adjustments to the pro forma consolidated financial information have been computed in a mathematically correct manner. The assumptions used in the preparation of the pro forma financial information included in the Memorandum are reasonable.

                 (j) Except as described in the Memorandum, there is not pending or, to the knowledge of the Company, threatened, any action, suit, proceeding, inquiry or investigation to which the Company or any of its subsidiaries is a party, or to which the property of the Company or any of its subsidiaries is subject, before or brought by any court or governmental agency or body, that would be reasonably likely to have a Material Adverse Effect.

                 (k) The Company and each of its subsidiaries owns or possesses licenses or other rights to use all patents, trademarks, service marks, trade names, copyrights and know-how necessary to conduct the businesses now or proposed to be operated by it as described in the Memorandum, and neither the Company nor any of its subsidiaries has received any notice of infringement of or conflict with (or knows of any such infringement of or conflict with) asserted rights of others with respect to any patents, trademarks, service marks, trade names, copyrights or know-how which, if such assertion of infringement or conflict were sustained, would have a Material Adverse Effect.

                 (l) The Company and its subsidiaries have obtained all licenses, permits, franchises and other governmental authorizations necessary to conduct the businesses now or proposed to be operated by it as described in the Memorandum, the lack of which would have a Material Adverse Effect.

                 (m) Subsequent to the respective dates as of which information is given in the Memorandum and except as described therein or contemplated thereby, (i) neither the Company nor any of its subsidiaries has incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions, not in the ordinary course of business and (ii) the Company has not purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock.

                 (n) Except as disclosed in the Memorandum, neither the Company nor any of its subsidiaries is in violation of any federal, state or local law relating to occupational safety and health or to the storage, handling or transportation of hazardous or toxic materials and the Company or its subsidiaries have obtained all permits, licenses or other approvals required under applicable federal and state occupational safety and health and environmental laws and regulations to conduct its businesses as described in the Memorandum, and the Company and its subsidiaries are in compliance with all terms and conditions of any such required permit, license or approval, except any such violation of law or regulation, failure to receive required permits, licenses or other approvals or failure to comply with the terms of such permits, licenses or approvals that would not, singly or in the aggregate, have a Material Adverse Effect.

                 (o) Except as described in the Memorandum, neither the Company nor any of its subsidiaries is in default under any Contract, has received a notice or claim of any such default or has knowledge of any breach of any Contract by the other party or parties thereto, except such defaults or breaches as would not have a Material Adverse Effect.

                 (p) The Company and each of its subsidiaries has filed all necessary federal, state and foreign income and franchise tax returns, except where the failure to so file such returns would not have a Material Adverse Effect, and has paid all taxes shown as due thereon; and other than tax deficiencies that the Company is contesting in good faith and for which the Company reasonably believes that it has provided adequate reserves in accordance with generally accepted accounting principles, there is no tax deficiency that has been asserted against the Company or any of its subsidiaries that would have a Material Adverse Effect.

                 (q) Neither the Company nor any agent acting on its behalf has taken or will take any action that is likely to cause this Agreement or the sale of the Notes to violate Regulation G, T, U or X of the Board of Governors of the Federal Reserve System, in each case as in effect, or as the same may hereafter be in effect, on the Closing Date.

                 (r) The Company and each of its subsidiaries has good and marketable title to all real property and good title to all personal property described in the Memorandum as being owned by it and good and marketable title to a leasehold estate in the real and personal property described in the Memorandum as being leased by it (except for those leases of real property in which the Company has good title and that would be marketable but for the requirement that the landlord consent to an assignment or sublease of the lease), free and clear of all liens, charges, encumbrances or restrictions, except, in each case, as described in the Memorandum or to the extent the failure to have such title or the existence of such liens, charges, encumbrances or restrictions would not have a Material Adverse Effect. All leases, contracts and agreements to which the Company or any of its subsidiaries is a party or by which any of them is bound are (i) valid and enforceable against the Company or any such subsidiary and (ii) to the knowledge of the Company, valid and enforceable against the other party or parties thereto and are in full force and effect with only such exceptions as would not, individually or in the aggregate, have a Material Adverse Effect.

                 (s) Neither the Company nor any of its subsidiaries has violated any provisions of the Employee Retirement Income Security Act of 1974 ("ERISA") or the rules and regulations promulgated thereunder that might result, individually or in the aggregate, in a Material Adverse Effect. There is no organized strike, labor dispute, slowdown or stoppage pending against the Company or any of its subsidiaries or, to the best knowledge of the Company, threatened against the Company, or any of its subsidiaries, except with respect to any matter specified above, individually or in the aggregate, such as are not expected to have a Material Adverse Effect.

                 (t) The Company and each subsidiary maintain insurance (including self insurance) covering their properties, operations, personnel and businesses. Such insurance insures against such losses and risks as are adequate in accordance with customary industry practice to protect the Company and its subsidiaries and their businesses. Neither the Company nor any subsidiary has received notice from any insurer or agent of such insurer that substantial capital improvements or other expenditures will have to be made in order to continue such insurance. All such insurance is outstanding and duly in force on the date hereof and will be outstanding and duly in force on the Closing Date, except as disclosed in the Memorandum.

                 (u) The Company is not an "investment company" or an affiliated person of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended, and the rules and regulations thereunder.

                 (v) Neither the Company nor, to its knowledge, any of its directors, officers or controlling persons has taken, directly or indirectly, any action designed, or that might reasonably be expected, to cause or result, under the Act or otherwise, in, or that has constituted, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Notes.

                 (w) The Company has delivered a true and correct copy of its Credit Agreement to you dated as of November 17, 1986, and amended and restated as of June 30, 1995, among the Company and the financial institutions signatory thereto, Bankers Trust Company, as agent and co-manager, as amended through the date hereof and the Closing Date, together with all schedules, exhibits and proposed amendments thereto (the "Credit Agreement"), and of any waivers of the provisions thereof; and there exists as of the Closing Date (after giving effect to the transactions contemplated by this Agreement and the Indentures) no condition that would constitute a Default or an Event of Default (each as defined in the Credit Agreement) under the Credit Agreement.

                 (x) The Notes, the Exchange Notes, the Private Exchange Notes, the Indentures and the Registration Rights Agreements will conform in all material respects to the descriptions thereof in the Memorandum.

                 (y) None of the Company, its subsidiaries or any of their respective Affiliates (as defined in Rule 501(b) of Regulation D under the Act) has directly, or through any agent, (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any "security" (as defined in the Act) that is or could be integrated with the sale of the Notes in a manner that would require the registration under the Act of the Notes or (ii) engaged in any form of general solicitation or general advertising (as those terms are used in Regulation D under the Act) in connection with the offering of the Notes or in any manner involving a public offering within the meaning of Section 4(2) of the Act. Assuming the accuracy of the representations and warranties of the Initial Purchasers in Section 8 hereof, the Company has not been informed by counsel that it is necessary in connection with the offer, sale and delivery of the Notes to the Initial Purchasers in the manner contemplated by this Agreement to register any of the Notes under the Act or to qualify the Indentures under the Trust Indenture Act of 1939, as amended (the "TIA").

                 (z) No securities of the Company or any subsidiary are of the same class (within the meaning of Rule 144A under the Act) as the Notes and listed on a national securities exchange registered under
         Section 6 of the Exchange Act, or quoted in a U.S. automated inter-dealer quotation system.

                 (aa) The statistical and market-related data included in the Memorandum are based on or derived from sources that the Company believes to be reliable and accurate in all material respects.

                 Any certificate signed by any officer of the Company or any subsidiary and delivered to any Initial Purchaser or to counsel for the Initial Purchasers shall be deemed a representation and warranty by the Company to each Initial Purchaser as to the matters covered thereby.

                 3. Purchase, Sale and Delivery of the Notes. On the basis of the representations, warranties, agreements and covenants herein contained and subject to the terms and conditions herein set forth, the Company agrees to issue and sell to the Initial Purchasers, and the Initial Purchasers, acting severally and not jointly, agree to purchase from the Company (i) the Senior Notes in the respective amounts set forth in Schedule I hereto at 98 1/4% of their principal amount and (ii) the Senior Subordinated Notes in the respective amounts set forth in Schedule I hereto at 98% of their principal amount. One or more certificates in definitive form for the Notes that the Initial Purchasers have agreed to purchase hereunder, and in such denomination or denominations and registered in such name or names as the Initial Purchasers request upon notice to the Company at least 36 hours prior to the Closing Date, shall be delivered by or on behalf of the Company to the Initial Purchasers, against payment by or on behalf of the Initial Purchasers of the purchase price therefor by wire transfer (same day funds) to such account or accounts as the Company shall specify prior to the Closing Date, or by such means as the parties hereto shall agree prior to the Closing Date. Such delivery of and payment for the Notes shall be made at the offices of Cahill Gordon & Reindel, 80 Pine Street, New York, New York 10005, at 9:00 A.M., New York City time, on February 23, 1998, or at such other place, time or date as the Initial Purchasers, on the one hand, and the Company, on the other hand, may agree upon, such time and date of delivery against payment being herein referred to as the "Closing Date." The Company will make such certificate or certificates for the Notes available for checking and packaging by the Initial Purchasers at the offices of BT Alex. Brown Incorporated in New York, New York, or at such other place as BT Alex. Brown Incorporated may designate, at least 24 hours prior to the Closing Date.

                 4. Offering by the Initial Purchasers. The Initial Purchasers propose to make an offering of the Notes at the price and upon the terms set forth in the Memorandum, as soon as practicable after this Agreement is entered into and as in the judgment of the Initial Purchasers is advisable.

                 5. Covenants of the Company. The Company covenants and agrees with the Initial Purchasers that:

                 (a) The Company will not amend or supplement the Memorandum or any amendment or supplement thereto of which the Initial Purchasers shall not previously have been advised and furnished a copy for a reasonable period of time prior to the proposed amendment or supplement and as to which the Initial Purchasers shall not have given its consent, which will not be unreasonably withheld. The Company will promptly, upon the reasonable request of the Initial Purchasers or counsel for the Initial Purchasers, make any amendments or supplements to the Memorandum that may be necessary or advisable in connection with the resale of the Notes by the Initial Purchasers.

                 (b) The Company will cooperate with the Initial Purchasers in arranging for the qualification of the Notes for offering and sale under the securities or "Blue Sky" laws of which jurisdictions as the Initial Purchasers may designate and will continue such qualifications in effect for as long as may be necessary to complete the resale of the Notes; provided, however, that in connection therewith, the Company shall not be required to qualify as a foreign corporation or to execute a general consent to service of process in any jurisdiction or subject itself to taxation in excess of a minimal dollar amount in any such jurisdiction where it is not so subject.

                 (c) If, at any time prior to the completion of the distribution by the Initial Purchasers of the Notes or the Private Exchange Notes, any event occurs or information becomes known as a result of which the Memorandum as then amended or supplemented would include any untrue statement of a material fact, or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if for any other reason it is necessary at any time to amend or supplement the Memorandum to comply with applicable law, the Company will promptly notify the Initial Purchasers thereof and will prepare, at the expense of the Company, an amendment or supplement to the Memorandum that corrects such statement or omission or effects such compliance.

                 (d) The Company will, without charge, provide to the Initial Purchasers and to counsel for the Initial Purchasers as many copies of the Memorandum or any amendment or supplement thereto as the Initial Purchasers may reasonably request.

                 (e) The Company will apply the net proceeds from the sale of the Notes as set forth under "Use of Proceeds" in the Memorandum.

                 (f) For so long as the Notes remain outstanding, the Company will furnish to the Initial Purchasers copies of all reports and other communications (financial or otherwise) furnished by the Company to the Trustee or to the holders of the Notes and, as soon as available, copies of any reports or financial statements furnished to or filed by the Company with the Commission or any national securities exchange on which any class of securities of the Company may be listed.

                 (g) Prior to the Closing Date, the Company will furnish to the Initial Purchasers, as soon as they have been prepared, a copy of any unaudited interim financial statements of the Company for any period subsequent to the period covered by the most recent financial statements appearing in the Memorandum.

                 (h) None of the Company or any of its Affiliates will sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any "security" (as defined in the Act) that could be integrated with the sale of the Notes in a manner which would require the registration under the Act of the Notes.

                 (i) The Company will not, and will not permit any of the subsidiaries to, engage in any form of general solicitation or general advertising (as those terms are used in Regulation D under the Act) in connection with the offering of the Notes or in any manner involving a public offering within the meaning of Section 4(2) of the Act.

                 (j) The Company will use its best efforts to (i) assist the Initial Purchasers in permitting the Notes to be designated PORTAL securities in accordance with the rules and regulations adopted by the National Association of Securities Dealers, Inc. relating to trading in the Private Offerings, Resales and Trading through Automated Linkages market (the "PORTAL Market") and (ii) permit the Notes to be eligible for clearance and settlement through The Depository Trust Company.

                 6. Expenses. The Company agrees to pay all costs and expenses incident to the performance of its obligations under this Agreement, whether or not the transactions contemplated herein are consummated or this Agreement is terminated pursuant to Section 11 hereof, including all costs and expenses incident to (i) the printing, word processing or other production of documents with respect to the transactions contemplated hereby, including any costs of printing the Memorandum and any amendment or supplement thereto, and any "Blue Sky" memoranda, (ii) all arrangements relating to the delivery to the Initial Purchasers of copies of the foregoing documents, (iii) the fees and disbursements of the counsel, the accountants and any other experts or advisors retained by the Company, (iv) preparation (including printing), issuance and delivery to the Initial Purchasers of the Notes, (v) the qualification of the Notes under state securities and "Blue Sky" laws, including filing fees and fees and disbursements of counsel for the Initial Purchasers relating thereto,
(vi) fees and expenses of the Trustees including fees and expenses of counsel and (vii) all expenses and listing fees incurred in connection with the application for quotation of the Notes on the PORTAL Market. If the sale of the Notes provided for herein is not consummated because any condition to the obligations of the Initial Purchasers set forth in Section 7 hereof is not satisfied, because this Agreement is terminated or because of any failure, refusal or inability on the part of the Company to perform all obligations and satisfy all conditions on its part to be performed or satisfied hereunder (other than solely by reason of a default by the Initial Purchasers of their obligations hereunder after all conditions hereunder have been satisfied in accordance herewith), the Company agrees to promptly reimburse the Initial Purchasers upon demand for all out-of-pocket expenses (including fees, disbursements and charges of Cahill Gordon & Reindel, counsel for the Initial Purchasers) that shall have been incurred by the Initial Purchasers in connection with the proposed purchase and sale of the Notes.

                 7. Conditions of the Initial Purchasers' Obligations. The obligation of the Initial Purchasers to purchase and pay for the Notes shall, in their sole discretion, be subject to the following conditions on or prior to the Closing Date:

                 (a) The Initial Purchasers shall have received an opinion in form and substance satisfactory to the Initial Purchasers, dated the Closing Date, of Kirkland & Ellis, counsel for the Company, substantially in the form of Exhibit B hereto. In rendering such opinion, Kirkland & Ellis shall have received and may rely upon such certificates and other documents and information as they may reasonably request to pass on such matters. In addition, in rendering their opinion, Kirkland & Ellis may state that their opinion is limited to matters of Illinois, New York, Delaware corporate and federal law. Such opinion of Kirkland & Ellis shall be rendered to the Initial Purchasers at the request of the Company and shall so state therein.

                 (b) The Initial Purchasers shall have received an opinion, dated the Closing Date, of Cahill Gordon & Reindel, counsel for the Initial Purchasers, with respect to certain legal matters relating to this Agreement, and such other related matters as the Initial Purchasers may require. In rendering such opinion, Cahill Gordon & Reindel shall have received and may rely upon such certificates and other documents and information as they may reasonably request to pass upon such matters. In addition, in rendering their opinion, Cahill Gordon & Reindel may state that their opinion is limited to matters of New York, Delaware corporate and federal law.

                 (c) The Initial Purchasers shall have received from Deloitte & Touche LLP a comfort letter or letters dated, respectively, on or about the date hereof and the Closing

         Date, in form and substance satisfactory to the Initial Purchasers and counsel for the Initial Purchasers.

                 (d) The representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects as of the date hereof and as of the Closing Date; the Company shall have complied in all material respects with all covenants and agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date; and subsequent to the date of the most recent financial statements in the Final Memorandum, there shall have been no material adverse change in the business, condition (financial or other), results of operations or prospects of the Company and its subsidiaries, taken as a whole, except as set forth in, or contemplated by, the Final Memorandum.

                 (e) The sale of the Notes by the Company hereunder shall not be enjoined (temporarily or permanently) on the Closing Date.

                 (f) Subsequent to the date as of which information is given in the Memorandum, except as described in or as contemplated by the Memorandum, none of the Company or any of its subsidiaries shall have incurred any liabilities or obligations, direct or contingent (other than in the ordinary course of business) that are material to the Company and its subsidiaries, taken as a whole, or entered into any transactions not in the ordinary course of business that are material to the business, condition (financial or other), results of operations or prospects of the Company and its subsidiaries, taken as a whole, and, other than as contemplated by the Memorandum, there shall not have been any change in the capital stock or long-term indebtedness of the Company or its subsidiaries that is material to the business, condition (financial or other), results of operations or prospects of the Company and its subsidiaries, taken as a whole.

                 (g) Subsequent to the date as of which information is given in the Memorandum, the conduct of the business and operations of the Company or any of its subsidiaries has not been interfered with by strike, fire, flood, hurricane, accident or other calamity (whether or not insured) or by any court or governmental action, order or decree, and, except as otherwise stated therein, the properties of the Company or any of its subsidiaries have not sustained any loss or damage (whether or not insured) as a result of any such occurrence, except any such interference, loss or damage which would not have a Material Adverse Effect.

                 (h) The Initial Purchasers shall have received a certificate of the Company, dated the Closing Date, signed on behalf of the Company by any two of the Chairman of the Board of Directors, the President, an Executive Vice President, a Vice President or the Treasurer of the Company, to the effect that:

                          (i) The representations and warranties of the Company in this Agreement are true and correct in all material respects as if made on and as of the Closing Date, and the Company has performed in all material respects all covenants and agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Date;

                          (ii) At the Closing Date, since the date hereof or since the date of the most recent financial statement in the Memorandum, no event or events have occurred, nor has any information become known that individually or in the aggregate would have a Material Adverse Effect; and

                          (iii) To the knowledge of such officers', the sale of the Notes by the Company hereunder has not been enjoined (temporarily or permanently).

                 (i) On the Closing Date, the Initial Purchasers shall have received each of the Registration Rights Agreements executed by the Company and such agreements shall be in full force and effect on the Closing Date.

                 On or before the Closing Date, the Initial Purchasers and counsel for the Initial Purchasers shall have received such further documents, opinions, certificates and schedules or instruments relating to the business, corporate, legal and financial affairs of the Company as they shall have heretofore reasonably requested from the Company.

                 All such opinions, certificates, letters, schedules, documents or instruments delivered pursuant to this Agreement will comply with the provisions hereof only if they are reasonably satisfactory in all material respects to the Initial Purchasers and counsel for the Initial Purchasers. The Company shall furnish to the Initial Purchasers such conformed copies of such opinions, certificates, letters, schedules, documents and instruments in such quantities as the Initial Purchasers shall reasonably request.

                 8. Offering of Notes; Restrictions on Transfer. (a) Each of the Initial Purchasers represents and warrants that it is a QIB. Each of the Initial Purchasers agrees with the Company that (i) it has not and will not solicit offers for, or offer or sell, the Notes by any form of general solicitation or general advertising (as those terms are used in Regulation D under the Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Act; and (ii) it has and will solicit offers for the Notes only from, and will offer the Notes only to (A) in the case of offers inside the United States, (x) persons whom it reasonably believes to be QIBs or, if any such person is buying for one or more institutional accounts for which such person is acting as fiduciary or agent, only when such person has represented to it that each such account is a QIB, to whom notice has been given that such sale or delivery is being made in reliance on Rule 144A, and, in each case, in transactions under Rule 144A or (y) a limited number of other institutional investors reasonably believed by it to be Accredited Investors that, prior to their purchase of the Notes, deliver to it a letter containing the representations and agreements set forth in Annex A to the Memorandum and
(B) in the case of offers outside the United States, to persons other than U.S. persons ("foreign purchasers," which term shall include dealers or other professional fiduciaries in the United States acting on a discretionary basis for foreign beneficial owners (other than an estate or trust)); provided, however, that, in the case of this clause (B), in purchasing such Notes such persons are deemed to have represented and agreed as provided under the caption "Transfer Restrictions" contained in the Memorandum.

                 (b) Each of the Initial Purchasers represents and warrants (as to itself only) with respect to offers and sales outside the United States that (i) it has complied and will comply with all applicable laws and regulations in each jurisdiction in which it acquires, offers, sells or delivers Notes or has in its possession or distributes the Memorandum or any such other material, in all cases at its own expense; (ii) the Notes have not been and will not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S under the Act or pursuant to an exemption from the registration requirements of the Act; (iii) it has offered the Notes and will offer and sell the Notes (A) as part of its distribution at any time and

(B) otherwise until 40 days after the later of the commencement of the offering and the Closing Date, only in accordance with Rule 903 of Regulation S and, accordingly, neither it nor any persons acting on its behalf have engaged or will engage in any directed selling efforts (within the meaning of Regulation
S) with respect to the Notes, and any such persons have complied and will comply with the offering restrictions requirement of Regulation S; and (iv) it agrees that, at or prior to confirmation of sales of the Notes, it will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases Notes from it during the restricted period a confirmation or notice to substantially the following effect:

         "The Securities covered hereby have not been registered under the United States Securities Act of 1933 (the "Securities Act") and may not be offered and sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of the distribution of the Securities at any time or (ii) otherwise until 40 days after the later of the commencement of the offering and the closing date of the offering, except in either case in accordance with Regulation S (or Rule 144A if available) under the Securities Act. Terms used above have the meaning given to them in Regulation S."

Terms used in this Section 8(b) and not defined in this Agreement have the meanings given to them in Regulation S.

                 (c) Each of the Initial Purchasers represents and warrants (as to itself only) that the source of funds being used by it to acquire the Notes does not include the assets of any "employee benefit plan" (within the meaning of Section 3 of ERISA) or any "plan" (within the meaning of Section 4975 of the Code).

                 9. Indemnification and Contribution. (a) The Company agrees to indemnify and hold harmless each Initial Purchaser, and each person, if any, who controls any Initial Purchaser within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities to which any Initial Purchaser or such controlling person may become subject under the Act, the Exchange Act or otherwise, insofar as any such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon:

                 (i) any untrue statement or alleged untrue statement of any material fact contained in the Memorandum or any amendment or supplement thereto or any application or other document, or any amendment or supplement thereto, executed by the Company or based upon written information furnished by or on behalf of the Company filed in any jurisdiction in order to qualify the Notes under the securities or "Blue Sky" laws thereof or filed with any securities association or securities exchange (each an "Application"); or

                 (ii) the omission or alleged omission to state, in the Memorandum or any amendment or supplement thereto or any Application, a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse, as incurred, the Initial Purchasers and each such controlling person for any legal or other expenses incurred by the Initial Purchasers or such controlling person in connection with investigating, defending against or appearing as a third-party witness in connection with any such loss, claim, damage, liability or action; provided, however, the Company will not be liable in any such case to the extent that any such loss, claim, damage, or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in the Memorandum or any amendment or supplement thereto or any Application in reliance upon and in conformity with written information concerning the Initial Purchasers furnished to the Company by the Initial Purchasers specifically for use therein. This indemnity agreement will be in addition to any liability that the Company may otherwise have to the indemnified parties. The Company shall not be liable under this Section 9 for any settlement of any claim or action effected without its prior written consent, which shall not be unreasonably withheld.

                 The Initial Purchasers shall not, without the prior written consent of the Company, effect any settlement or compromise of any pending or threatened proceeding in respect of which the Company is or could have been a party, or indemnity could have been sought hereunder by the Company, unless such settlement (A) includes an unconditional written release of the Company, in form and substance reasonably satisfactory to the Company, from all liability on claims that are the subject matter of such proceeding and (B) does not include any statement as to an admission of fault, culpability or failure to act by or on behalf of the Company.

                 (b) Each of the Initial Purchasers agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act against any losses, claims, damages or liabilities to which the Company or any such director, officer or controlling person may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any Memorandum or any amendment or supplement thereto or any Application, or (ii) the omission or the alleged omission to state therein a material fact required to be stated in any Memorandum or any amendment or supplement thereto or any Application, or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Initial Purchaser, furnished to the Company by such Initial Purchaser specifically for use therein; and subject to the limitation set forth immediately preceding this clause, will reimburse, as incurred, any legal or other expenses incurred by the Company or any such director, officer or controlling person in connection with investigating or defending against or appearing as a third party witness in connection with any such loss, claim, damage, liability or action in respect thereof. This indemnity agreement will be in addition to any liability that the Initial Purchasers may otherwise have to the indemnified parties. The Initial Purchasers shall not be liable under this Section 9 for any settlement of any claim or action effected without its consent, which shall not be unreasonably withheld. The Company shall not, without the prior written consent of the Initial Purchasers, effect any settlement or compromise of any pending or threatened proceeding in respect of which any Initial Purchaser is or could have been a party, or indemnity could have been sought hereunder by any Initial Purchaser, unless such settlement (A) includes an unconditional written release of the Initial Purchasers, in form and substance reasonably satisfactory to the Initial Purchasers, from all liability on claims that are the subject matter of such proceeding and (B) does not include any statement as to an admission of fault, culpability or failure to act by or on behalf of any Initial Purchaser.

                 (c) Promptly after receipt by an indemnified party under this Section 9 of notice of the commencement of any action for which such indemnified party is entitled to indemnification under this Section 9, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 9, notify the indemnifying party of the commencement thereof in writing; but the omission to so notify the indemnifying party (i) will not relieve it from any liability under paragraph (a) or (b) above unless and to the extent such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraphs (a) and (b) above. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided, however, that if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have been advised by counsel that there may be one or more legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party or (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after receipt by the indemnifying party of notice of the institution of such action, then, in each such case, the indemnifying party shall not have the right to direct the defense of such action on behalf of such indemnified party or parties and such indemnified party or parties shall have the right to select separate counsel to defend such action on behalf of such indemnified party or parties. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and approval by such indemnified party of counsel appointed to defend such action, the indemnifying party will not be liable to such indemnified party under this Section 9 for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such indemnified party in connection with the defense thereof, unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the immediately preceding sentence (it being understood, however, that in connection with such action the indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to local counsel) in any one action or separate but substantially similar actions in the same jurisdiction arising out of the same general allegations or circumstances, designated by the Initial Purchasers in the case of paragraph (a) of this Section 9 or the Company in the case of paragraph (b) of this Section 9, representing the indemnified parties under such paragraph (a) or paragraph (b), as the case may be, who are parties to such action or actions) or (ii) the indemnifying party has authorized in writing the employment of counsel for the indemnified party at the expense of the indemnifying party. After such notice from the indemnifying party to such indemnified party, the indemnifying party will not be liable for the costs and expenses of any settlement of such action effected by such indemnified party without the prior written consent of the indemnifying party (which consent shall not be unreasonably withheld), unless such indemnified party waived in writing its rights under this Section 9, in which case the indemnified party may effect such a settlement without such consent.

                 (d) In circumstances in which the indemnity agreement provided for in the preceding paragraphs of this Section 9 is unavailable to, or insufficient to hold harmless, an indemnified party in respect of any losses, claims, damages or liabilities (or actions in respect thereof), each indemnifying party, in order to provide for just and equitable contribution, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect (i) the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party on the other from the offering of the Notes or (ii) if the allocation provided by the foregoing clause (i) is not permitted by applicable law, not only such relative benefits but also the relative fault of the indemnifying party or parties on the one hand and the indemnified party on the other in connection with the statements or omissions or alleged statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof). The relative benefits received by the Company on the one hand and the Initial Purchasers on the other shall be deemed to be in the same proportion as the total proceeds from the offering (before deducting expenses) received by the Company bear to the total discounts and commissions received by the Initial Purchasers. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand, or the Initial Purchasers on the other, the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission or alleged statement or omission, and any other equitable considerations appropriate in the circumstances. The Company and the Initial Purchasers agree that it would not be just and equitable if the amount of such contribution were determined by pro rata or per capita allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the first sentence of this paragraph (d). Notwithstanding any other provision of this paragraph (d), the Initial Purchasers shall not be obligated to make contributions hereunder that in the aggregate exceed the total discounts, commissions and other compensation received by the Initial Purchasers under this Agreement, less the aggregate amount of any damages that the Initial Purchasers has otherwise been required to pay by reason of the untrue or alleged untrue statements or the omissions or alleged omissions to state a material fact, and no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this paragraph (d), each person, if any, who controls the Initial Purchasers within the meaning of Section 15 of the Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Initial Purchasers, and each director of the Company, each officer of the Company and each person, if any, who controls the Company within the meaning of
Section 15 of the Act or Section 20 of the Exchange Act, shall have the same rights to contribution as the Company.

                 10. Survival Clause. The respective representations, warranties, agreements, covenants, indemnities and other statements of the Company, its officers and the Initial Purchasers set forth in this Agreement or made by or on behalf of them pursuant to this Agreement shall remain in full force and effect, regardless of (a) any investigation made by or on behalf of the Company, any of its officers or directors, the Initial Purchasers or any controlling person referred to in Section 9 hereof and (b) delivery of and payment for the Notes. The respective agreements, covenants, indemnities and other statements set forth in Sections 6, 9 and 15 hereof shall remain in full force and effect, regardless of any termination or cancellation of this Agreement.

                 11. Termination. (a) This Agreement may be terminated in the sole discretion of the Initial Purchasers by notice to the Company given prior to the Closing Date in the event that the Company shall have failed, refused or been unable to perform all obligations and satisfy all conditions on its part to be performed or satisfied hereunder at or prior thereto or, if at or prior to the Closing Date:

                 (i) the Company shall have sustained any loss or interference with respect to its businesses or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any strike, labor dispute, slow down or work stoppage or any legal or governmental proceeding, which loss or interference, in the sole judgment of the Initial Purchasers, has had or has a Material Adverse Effect, or there shall have been, in the sole judgment of the Initial Purchasers, any event or development that, individually or in the aggregate, has or could be reasonably likely to have a Material Adverse Effect, except in each case as described in the Memorandum (exclusive of any amendment or supplement thereto);

                 (ii) trading in securities of the Company or in securities generally on the New York Stock Exchange, American Stock Exchange or the Nasdaq National Market shall have been suspended or minimum or maximum prices shall have been established on any such exchange or market;

                 (iii) a banking moratorium shall have been declared by New York or United States authorities;

                 (iv) there shall have been (A) an outbreak or escalation of hostilities between the United States and any foreign power, or (B) an outbreak or escalation of any other insurrection or armed conflict involving the United States or any other national or international calamity or emergency or (C) any material change in the financial markets of the United States that, in the case of (A), (B) or (C) above and in the sole judgment of the Initial Purchasers, makes it impracticable or inadvisable to proceed with the offering or the delivery of the Notes as contemplated by the Memorandum; or

                 (v) any securities of the Company shall have been downgraded or placed on any "watch list" for possible downgrading by any nationally recognized statistical rating organization.

                 (b)      Termination of this Agreement pursuant to this
Section 11 shall be without liability of any party to any other party except as provided in Section 10 hereof.

                 12. Information Supplied by the Initial Purchasers. The statements set forth in the last paragraph on the front cover page and in the seventh paragraph under the heading "Private Placement" in the Memorandum (to the extent such statements relate to the Initial Purchasers) constitute the only information furnished by the Initial Purchasers to the Company for the purposes of Sections 2(a) and 9 hereof.

                 13. Notices. All communications hereunder shall be in writing and, if sent to the Initial Purchasers, shall be mailed, delivered or telecopied to (i) BT Securities Corporation, 130 Liberty Street, New York, New York 10006, Attention: Corporate Finance Department, with a copy to Cahill Gordon & Reindel, 80 Pine Street, New York, New York 10005, Attention: William
B. Gannett, Esq., Telecopier Number: (212) 269-5420; if sent to the Company, shall be mailed or delivered to the Company at Gaylord Container Corporation, 500 Lake Cook Road, Suite 400, Deerfield, Illinois 60015, Attention: David F. Tanaka, Esq., with a copy to Kirkland & Ellis, 200 East Randolph Drive, Chicago, Illinois 60601, Attention: John A. Schoenfeld, Esq., Telecopier
Number:  (312) 861-2200.

                 All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; and one business day after being timely delivered to a next-day air courier; and when receipt is acknowledged by addressee, if telecopied.

                 14. Successors. This Agreement shall inure to the benefit of and be binding upon the Initial Purchasers, the Company and their respective successors and legal representatives, and nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained; this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person except that (i) the indemnities of the Company contained in Section 9 of this Agreement shall also be for the benefit of any person or persons who control the Initial Purchasers within the meaning of Section 15 of the Act or Section 20 of the Exchange Act and (ii) the indemnities of the Initial Purchasers contained in Section 9 of this Agreement shall also be for the benefit of the directors of the Company, its officers and any person or persons who control the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act. No purchaser of Notes from the

Initial Purchasers will be deemed a successor because of such purchase.

                 15. APPLICABLE LAW. THE VALIDITY AND INTERPRETATION OF THIS AGREEMENT, AND THE TERMS AND CONDITIONS SET FORTH HEREIN SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WHOLLY THEREIN, WITHOUT GIVING EFFECT TO ANY PROVISIONS THEREOF RELATING TO CONFLICTS OF LAW.

                 16. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                 If the foregoing correctly sets forth our understanding, please indicate your acceptance thereof in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between the Company and the Initial Purchasers.


                                          Very truly yours,

                                          GAYLORD CONTAINER CORPORATION


                                          By:   /s/ Jeffrey B. Park
                                                -------------------------------
                                                Name:   Jeffrey B. Park
                                                Title:  Vice President-
                                                        Corporate Controller

The foregoing Agreement is hereby
confirmed and accepted as of the
date first above written.

BT ALEX. BROWN INCORPORATED


By:  /s/ Charles G. Denison
     ---------------------------
     Name:   Charles G. Denison
     Title:  Managing Director



DONALDSON, LUFKIN & JENRETTE
  SECURITIES CORPORATION


By:  /s/ Gordon Paterson
     -----------------------------
     Name:   Gordon Paterson
     Title:  Senior Vice President


BEAR, STEARNS & CO. INC.


By:  /s/ Larry Alletto
     --------------------------------
     Name:   Larry Alletto
     Title:  Senior Managing Director

SALOMON BROTHERS INC


By:  /s/ John S. Chrysikopoulis
     -----------------------------
     Name:  John S. Chrysikopoulis
     Title: Director




NATIONSBANC MONTGOMERY
  SECURITIES LLC



By:  /s/ Mark T. Wilson
     ---------------------------
     Name:  Mark T. Wilson
     Title: Managing Director

                                                                      SCHEDULE 1

Initial Purchasers                         Principal Amount of Senior Notes
------------------                         --------------------------------
BT Alex. Brown Incorporated                                    $ 90,000,000
Donaldson, Lufkin & Jenrette                                     60,000,000

  Securities Corporation
Bear, Stearns & Co. Inc.                                         20,000,000
Salomon Brothers Inc                                             20,000,000
NationsBanc Montgomery                                           10,000,000
                                                               ------------

  Securities LLC
                                      Total                    $200,000,000
                                                               ============


                                                     Principal Amount of
                                                     -------------------
Initial Purchasers                                 Senior Subordinated Notes
------------------                                 -------------------------
BT Alex. Brown Incorporated                                    $112,500,000
Donaldson, Lufkin & Jenrette                                     75,000,000

  Securities Corporation
Bear, Stearns & Co. Inc.                                         25,000,000
Salomon Brothers Inc                                             25,000,000
NationsBanc Montgomery                                           12,500,000
                                                               ------------
  Securities LLC
                                      Total                    $250,000,000
                                                               ============

                                                                     EXHIBIT A-1

                  [SENIOR NOTES REGISTRATION RIGHTS AGREEMENT]

                                                                    EXHIBIT A-2

                    [SENIOR SUBORDINATED NOTES REGISTRATION
                               RIGHTS AGREEMENT]

                                                                       EXHIBIT B

                       [KIRKLAND & ELLIS FORM OF OPINION]

                 (i) The Issuer is a corporation existing and in good standing under the General Corporation Law of the State of Delaware. The Issuer is qualified as a foreign corporation in good standing in each of the jurisdictions set forth on a Schedule to such counsel's opinion.

                 (ii) As of December 31, 1997, the Issuer had the authorized equity capitalization set forth in the Memorandum under Capitalization. To such counsel's actual knowledge, there are no (A) options, warrants or other rights to purchase, (B) agreements or other obligations of the Issuer to issue or (C) other rights to convert any obligation into, or exchange any securities for, shares of capital stock of or ownership interests in any of the Subsidiaries outstanding.

                 (iii) The Issuer has the corporate power to enter into and perform its obligations under the Operative Agreements to which it is a party, including without limitation the corporate power to issue, sell and deliver the Notes as contemplated by the Purchase Agreement.

                 (iv) The Issuer's Board of Directors has adopted by requisite vote the resolutions necessary to authorize the Issuer's execution, delivery and performance of the Operative Agreements to which it is a party and the Issuer's Board of Directors has approved by requisite vote the price and interest rate set forth therein.

                 (v) The Issuer has duly executed and delivered this Agreement, the Indentures and the Registration Rights Agreements.

                 (vi) Each of this Agreement, the Indentures and the Registration Rights Agreements is a valid and binding obligation of the Issuer and (assuming the due authorization, execution and delivery thereof by the other parties thereto) is enforceable against the Issuer in accordance with its terms.

                 (vii) The Notes have been duly executed and delivered by the Issuer and, when paid for by the Initial Purchasers in accordance with the terms of this Agreement (assuming the due authorization, execution and delivery of each Indenture by the applicable Trustee and due authentication and delivery of the Notes by the Trustee in accordance with the Indenture), will constitute the valid and binding obligations of the Issuer, entitled to the benefits of the applicable Indenture, and enforceable against the Issuer in accordance with their terms.

                 (viii) When the Exchange Notes have been duly executed and delivered by the Issuer in accordance with the terms of the Registration Rights Agreement, the Exchange Offer and Indenture (assuming the due authorization, execution and delivery of each Indenture by the applicable Trustee and due authentication and delivery of the Exchange Notes by the applicable Trustee in accordance with the applicable Indenture), the Exchange Notes will constitute the valid and binding obligations of the Issuer, entitled to the benefits of the applicable Indenture, and enforceable against the Issuer in accordance with their terms.

                 (ix) The statements in the Memorandum under the headings "Description of Notes" and "Exchange Offer and Registration Rights," insofar as such statements purport to summarize certain provisions of the Indenture, the Notes and the Registration Rights Agreement and subject to the limitations contained in such statements, provide a fair and accurate summary in all material respects of such provisions of such agreements.

                 (x) The execution and delivery of this Agreement, the Registration Rights Agreements and the Indentures, and the consummation of the transactions contemplated thereby (including, without limitation, the issuance and sale of the Notes to the Initial Purchasers) do not and will not conflict with or constitute or result in a breach or default under (or an event which with notice or the passage of time or both would constitute a default under) or violation of any of, (i) the certificate of incorporation or bylaws of the Issuer, (ii) any statute or governmental rule or regulation which, in the experience of such counsel, is normally applicable both to general business corporations that are not engaged in regulated business activities and to transactions of the type contemplated by the Memorandum (but without such counsel having made any special investigation as to other laws and provided that such counsel need express no opinion with respect to (a) any laws, rules or regulations to which the Issuer may be subject as a result of any of the Initial Purchasers' legal or regulatory status or the involvement of any of the Initial Purchasers in such transactions or (b) any laws, rules or regulations relating to disclosure, misrepresentations or fraud), (iii) the terms or provisions of any contract set forth on a Schedule to such counsel's opinion attached hereto, except (in the case of clauses (ii) and (iii) above) for any such conflict, breach, violation, default or event which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                 (xi) To the actual knowledge of such counsel, no consent, waiver, approval, authorization or order of any court or governmental authority is required for the issuance and sale by the Issuer of the Notes to the Initial Purchasers or the consummation by the Issuer of the other transactions contemplated by the Operative Agreements, except such as may be required under the Act, the Exchange Act, the TIA and the security or Blue Sky laws of the various states (and the rules and regulations thereunder), as to which such counsel need express no opinion in this paragraph.

                 (xii) To the actual knowledge of such counsel, no legal or governmental proceedings are pending to which the Issuer is a party or to which the property or assets of the Issuer is subject which seek to restrain, enjoin or prevent the consummation of or otherwise challenge the issuance or sale of the Notes to be sold to the Initial Purchasers or the consummation of the other transactions contemplated by the Operative Documents.

                 (xiii) The Issuer is not, and immediately after the sale of the Notes to the Initial Purchasers and application of the net proceeds therefrom as described in the Memorandum under the caption "Use of Proceeds" will not be, an "investment company" as such term is defined in the Investment Issuer Act of 1940, as amended.

                 (xiv) No registration under the Act of the Notes is required in connection with the sale of the Notes to the Initial Purchasers in the manner contemplated by this Agreement and the Memorandum or in connection with the initial resale of the Notes by the Initial Purchasers in accordance with Section 8 hereof, and prior to the commencement of the Exchange Offer or the effectiveness of the Shelf Registration Statement, neither Indenture is required to be qualified under the TIA, in each case assuming (i) that the purchasers who buy such Notes in the initial resale thereof are qualified institutional buyers as defined in Rule 144A promulgated under the Act or accredited investors as defined in Rule 501(a)(1),
         (2), (3) or (7) promulgated under the Act, (ii) the accuracy and completeness of the Initial Purchasers' representations in Section 8 hereof and those of the Issuer contained in the Purchase Agreement regarding the absence of a general solicitation in connection with the sale of such Notes to the Initial Purchasers and the initial resale thereof, (iii) the due performance by the Initial Purchasers of the agreements set forth in Section 8 hereof and (iv) the accuracy of the representations made by each Accredited Investor who purchased Notes in the initial resale as set forth in the Memorandum.

                 (xv) As of the date hereof, none of the Notes are of the same class (within the meaning of Rule 144A under the Act) as securities of the Issuer that are listed on a national securities exchange registered under Section 6 of the Exchange Act or that are quoted in a United States automated inter-dealer quotation system.

                 (xvi) Neither the sale, issuance, execution or delivery of the Notes nor the application of the net proceeds therefrom as described in the Memorandum under the caption "Use of Proceeds" will contravene Regulation G (12 C.F.R. Part 207), Regulation T (12 C.F.R.
         Part 220), Regulation U (12 C.F.R. Part 221) or Regulation X (12 C.F.R.
         Part 224) of the Board of Governors of the Federal Reserve System.

                 At the time the foregoing opinion is delivered, Kirkland & Ellis shall additionally state that it has participated in conferences with officers and other representatives of the Issuer, representatives of the independent public accountants for the Issuer, representatives of the Initial Purchasers and counsel for the Initial Purchasers, at which conferences the contents of the Memorandum and related matters were discussed, and, although it has not independently verified and is not passing upon and assumes no responsibility for the accuracy, completeness or fairness of the statements contained in the Memorandum (except to the extent specified in subsection (x), no facts have come to its attention which lead it to believe that the Memorandum, on the date thereof or on the Closing Date, contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements contained therein, in the light of the circumstances under which they were made, not misleading (it being understood that such firm need express no opinion with respect to the financial statements and related notes thereto and the other financial, statistical and accounting data included in the Memorandum).